RADWARE LTD.
GADI MEROZ
22 RAOUL WALLENBERG ST.
TEL AVIV ISRAEL 69710

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following :

1.	Election of Directors	For	Against	Abstain

01	Mr. Yehuda Zisapel	☐	☐	☐

02	Mr. Avraham Asheri	☐	☐	☐
							For	Against	Abstain
The Board of Directors recommends you vote FOR proposals 2 through 7.		For	Against	Abstain	6	To approve a grant of stock options to the Chairman of the Board of Directors of the Company.	☐	☐	☐

2	To re-elect Mr. David Rubner as an external director of the Company for a period of three years.	☐	☐	☐	7

To approve the reappointment of Kost Forer Gabbay & Kasierer, a member of Ernst and Young Global, as the Company’s auditors, and to authorize the Board of Directors to delegate to the Audit Committee the authority to fix their remuneration in accordance with the volume and nature of their services.

							☐	☐	☐

3	To approve modification in terms of annual bonus to the Chief Executive Officer of the Company.	☐	☐	☐

4	To approve the option grants to the Chief Executive Officer of the Company.	☐	☐	☐

IMPORTANT NOTE: Instructions (Personal Interest): By signing and mailing this proxy card you certify that you do NOT have a “personal interest” under the Israeli Companies Law in Proposals No. 3 through 6. See Proposal No.3 through 6 of the Proxy Statement, under the heading “Required Vote,” for more information and for instructions on how to vote if you do have a “personal interest.”

5	To approve an Amendment to the Compensation Policy for Executive Officers and Directors.	☐	☐	☐

		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name (s) appear (s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

RADWARE LTD. Annual Meeting of Shareholders November 5, 2015 3:00 PM This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Doron Abramovitch and Gadi Meroz, or either of them, as proxies, each with the power to appoint (his/ her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of RADWARE LTD. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 03:00 PM; (Israel Local Time) on November 5, 2015, at Radware Ltd., 22 Raoul Wallenberg Street, Tel Aviv Israel, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Continued and to be signed on reverse side